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                     SECOND AMENDMENT TO GUARANTY OF PAYMENT

         THIS SECOND AMENDMENT TO GUARANTY OF PAYMENT (this "Second Amendment") is made and entered into as of March ____, 2005, by RESOURCE AMERICA, INC., a Delaware corporation ("Guarantor") for the benefit of NATIONAL CITY BANK, a national banking association ("Secured Party").

                                   BACKGROUND
                                   ----------

         A. Guarantor has heretofore executed and delivered to Secured Party its Guaranty of Payment, dated June 11, 2002 (the "Guaranty"), pursuant to which Guarantor unconditionally guaranteed to Secured Party the indefeasible payment, performance and satisfaction when due of all Obligations (as defined in the Guaranty) of Leaf Financial Corporation ("Leaf Financial") arising out of that certain Revolving Credit Agreement and Assignment of even date therewith, between Leaf Financial and Secured Party (the "Credit Agreement").

         B. On April 1, 2003, Leaf Funding, Inc. was added as a Borrower (as defined in the Credit Agreement) under the Credit Agreement.

         C. On June 30, 2004, Guarantor executed and delivered to Secured Party a First Amendment to the Guaranty.

         D. Guarantor and Secured Party mutually desire to amend the Guaranty and are entering into this Second Amendment to set forth their entire understanding and agreement with respect thereto.

                                    AGREEMENT
                                    ---------

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree that the Guaranty is amended as follows:

A. Amendment of "Guaranteed Debt" Definition. The definition of "Guaranteed Debt" in Section 1 of the Guaranty is hereby amended and restated as follows:

              guaranteed debt means, collectively, the principal of and interest from time to time accruing on any and all indebtedness owed by Borrower to Bank pursuant to a Revolving Credit Agreement, dated as of June 11, 2002, as amended, between Borrower and Bank providing for revolving credit in the maximum aggregate amount of $45,000,000 (the "Revolving Credit Agreement"), and all fees and other liabilities, if any, incurred by Borrower and owing to Bank under such Revolving Credit Agreement and includes (without limitation) every such advance or other liability even if the same be obtained during the existence of any default by Borrower or during Guarantor's incompetence, insolvency or liquidation, and each renewal or extension, if any, of the foregoing or any thereof in whole or in part;





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B.       General Provisions.

         1. By its execution hereinbelow, the Guarantor hereby affirms, confirms and reaffirms, on and as of the date hereof, the Guaranty and agrees that such Guaranty remains in full force and effect, as amended by this Second Amendment.

         2. This Second Amendment, once executed, may be delivered by facsimile transmission of a copy of this Second Amendment bearing the signature of the party so delivering this Second Amendment.






                      [SIGNATURE APPEARS ON FOLLOWING PAGE]


























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         IN WITNESS WHEREOF, Guarantor has executed and delivered this Second
Amendment to the Guaranty as of the date first above written.



                                                       RESOURCE AMERICA, INC.


                                                       By: _____________________
                                                       Name:
                                                       Title:




















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